Exhibit 2.3

SECOND AMENDED AND RESTATED

BYLAWS

OF

SLIDEBELTS INC.

(a Delaware corporation)

SlideBelts Inc.

Bylaws

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5.5	Vacancies in Offices	10
5.6	Compensation	10
5.7	The Chairman of the Board	10
5.8	The President	10
5.9	The Vice President	10
5.10	The Secretary	10
5.11	The Assistant Secretary	11
5.12	The Treasurer	11
5.13	The Assistant Treasurer	11
5.14	Chief Executive Officer	11
5.15	Chief Creative Officer	11
5.16	Senior Administrative Officer	12

ARTICLE 6 Indemnification of Directors, Officers, Employees and Other Agents		12
6.1	Indemnification of Directors And Officers	12
6.2	Indemnification of Others	12
6.3	Payment Of Expenses In Advance	12
6.4	Indemnity Not Exclusive	13
6.5	Insurance	13
6.6	Conflicts	13

ARTICLE 7 Stock Certificates		13
7.1	Certificates for Shares	13
7.2	Signatures on Certificates	14
7.3	Transfer of Stock	14
7.4	Registered Stockholders	14
7.5	Record Date	14
7.6	Lost, Stolen or Destroyed Certificates	14

ARTICLE 8 Notices		15
8.1	Notice	15
8.2	Waiver	15

ARTICLE 9 General Provisions		15
9.1	Dividends	15
9.2	Dividend Reserve	15
9.3	Annual Statement	15
9.4	Checks	15
9.5	Corporate Seal	15
9.6	Execution of Corporate Contracts and Instruments	16

ARTICLE 10		16

ARTICLE 11 Amendments		18

SlideBelts Inc.

Bylaws

 -ii-

SECOND AMENDED AND RESTATED

BYLAWS

OF

SLIDEBELTS INC.

(a Delaware corporation)

ARTICLE 1

Offices

1.1 Principal Office.    The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

1.2 Additional Offices.    The Board of Directors (the “Board”) may at any time establish branch or subordinate offices at any place or places.

ARTICLE 2

Meeting of Stockholders

2.1 Place of Meeting.    Meetings of stockholders may be held at such place, either within or without Delaware, as determined by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law. If authorized by the board of directors in its sole discretion, and subject to such guidelines and procedures as the board of directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders; and (ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 Annual Meeting.    Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board and transact such other business as may properly be brought before the meetings.

SlideBelts Inc.

Bylaws

2.3 Special Meetings.    Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the President or the holders of shares entitled to cast not less than ten percent (10%) of the voting power of the Company’s stock, provided that such written request is in compliance with the requirements of Section 2.4 hereof. A request to call a special meeting pursuant to Section 2.4 will not be valid unless made in accordance with the requirements and procedures set forth in this Section 2. Except as may otherwise be required by law, the Board of Directors will determine, in its sole judgment, the validity of any request under Section 2.4, including whether such request was properly made in compliance with these Bylaws.

2.4  Notice of Meetings.    Written notice of stockholders’ meetings, stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10), nor more than sixty (60), days prior to the meeting.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5 Business Matter of a Special Meeting.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.6 List of Stockholders.    The officer in charge of the stock ledger of the Corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SlideBelts Inc.

Bylaws

2.7 Organization and Conduct of Business.    The Chairman of the Board or, in his or her absence, the President of the Corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.8 Quorum and Adjournments.    Except where otherwise provided by law or in the Certificate of Incorporation or these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

2.9 Voting Rights.    For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, will be entitled to vote at any meeting of stockholders. Every person entitled to vote will have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy will be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

2.10 Majority Vote.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

SlideBelts Inc.

Bylaws

2.11 Record Date for Stockholder Notice and Voting.    For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days, nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any other action.

If the Board does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2.12 Proxies.   Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (a) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by the maker of the proxy, or by that person’s attendance and vote at the meeting; or (b) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

2.13 Inspectors of Election.    Before any meeting of stockholders, the Board may appoint any person other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may, and on the request of any stockholder or a stockholder’s proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.

2.14 Action Without Meeting by Written Consent.    All actions required to be taken at any annual or special meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded.

SlideBelts Inc.

Bylaws

2.15. Joint Owners of Stock.    If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting will have the following effect: (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) will be a majority or even-split in interest.

ARTICLE 3

Directors

3.1 Number; Qualifications; Election.    The authorized number of directors of the corporation shall be not less than one (1) nor more than seven (7), and the exact number of directors shall determined by the latest shareholder vote or resolution, duly adopted by at least a majority of the stockholders entitled to vote. All directors shall be elected at the annual meeting or a special meeting authorized by the stockholders entitled to vote. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Directors need not be stockholders. Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

3.2 Resignation and Vacancies.    A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

3.3 Removal of Directors.    Unless otherwise restricted by statute, the Certificate of Incorporation, Stockholders Agreement or these Bylaws, any director or the entire Board may be removed, with or without cause, by the holders of at least a majority of the shares entitled to vote at an election of directors.

3.4 Powers.    The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SlideBelts Inc.

Bylaws

Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

(a)  Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

(b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;

(c) Change the principal executive office or the principal business office in the State of California, or any other state, from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency or country, and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any stockholders meeting, or meetings, including annual meetings;

(d) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

(e) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, tangible or intangible property actually received;

(f) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation’s purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;

(g) Declare dividends from time to time in accordance with law;

(h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(i)  Adopt from time to time regulations not inconsistent with these Bylaws for the management of the Corporation’s business and affairs.

3.5 Place of Meetings.    The Board may hold meetings, both regular and special, either within or without the State of Delaware.

3.6 Annual Meetings.    The annual meeting of the Board shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the Board, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, for an election of officers, and for the transaction of other business.

SlideBelts Inc.

Bylaws

3.7 Regular Meetings.    Regular meetings of the Board may be held without notice at such time and place as may be determined from time to time by the Board.

3.8 Special Meetings.     Special meetings of the Board may be called by the Chairman of the Board, the President, a Vice President, or a majority of the Board, upon one (1) day’s notice to each director.

3.9 Quorum and Adjournments.    At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may otherwise be specifically provided by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.10 Action Without Meeting.    Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a formal vote, if a consent in writing, or by electronic transmission until setting forth the action so taken, will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, so long as such action is provided for, the Board of Directors may fix a record date, which record date will not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date will not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent will, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors will promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office will be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting will be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SlideBelts Inc.

Bylaws

3.11 Telephone Meetings.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the Board or of any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 Waiver of Notice.    Notice of a meeting need not be given to any director who signs a waiver of notice or provides a waiver by electronic transmission or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, either prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals or any waiver by electronic transmission shall be filed with the corporate records or made a part of the minutes of the meeting.

3.13  Fees and Compensation of Directors.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE 4

Committees of Directors

4.1 Selection.    The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

SlideBelts Inc.

Bylaws

4.2 Power.    Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

4.3 Committee Minutes.    Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE 5

Officers

5.1 Officers Designated.    The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Creative Officer, and a Senior Administrative Officer. The Board may also choose a Chairman of the Board and one or more assistant Secretaries and assistant Treasurers. The Board or any duly authorized committee may also choose one or more Vice Presidents. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

5.2 Appointment of Officers.    The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 hereof, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers.    The Board or any duly authorized committee may appoint, and may empower the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board or duly authorized committee may from time to time determine.

5.4 Removal and Resignation of Officers.    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board or authorized committee, at any regular or special meeting of the Board or such committee, or, except in case of an officer chosen by the Board or authorized committee, by any officer upon whom such power of removal may be conferred by the Board or authorized committee.

SlideBelts Inc.

Bylaws

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 Vacancies in Offices.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

5.6 Compensation.     The salaries of all officers of the Corporation shall be fixed from time to time by the Board, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

5.7 The Chairman of the Board.    The Chairman of the Board, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board. If there is no President, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 5.8 hereof.

5.8 The President.    The President shall carry out and implement the policies of the Chief Executive Officer and the Board of Directors, provided that that the President shall not exercise authority beyond the authority granted by the Board of Directors or the Chief Executive Officer, without regard to whether such authority may customarily, traditionally, or typically fall within the powers or authority granted to the president of a Delaware corporation.

5.9 The Vice President.    The Vice President, if any, (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the President, the Chairman of the Board or these Bylaws.

5.10 The Secretary.    The Secretary shall attend all meetings of the Board and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, and shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board or the President, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, as determined by resolution of the Board, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

SlideBelts Inc.

Bylaws

5.11 The Assistant Secretary.    The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary, or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.12 The Treasurer.    The Treasurer shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may also be known as the Chief Financial Officer.

5.13 The Assistant Treasurer.    The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board (or in the absence of any designation, in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.

5.14 Chief Executive Officer.    The Chief Executive Officer shall have general supervision over the business and operations of the Corporation, subject only to the control of the Board of Directors. The Chief Executive Officer shall preside at all meetings of the Board of Directors and shall see that all resolutions of the Board are put into effect. The Chief Executive Officer shall have the authority to execute any and all documents on behalf of the Corporation, and third parties may assume that the actions of the Chief Executive Officer are authorized by the Board. All other officers of the Corporation shall be subordinate to the Chief Executive Officer.

5.15 Chief Creative Officer.    The Chief Creative Officer shall defend the Corporation’s brand image in all forms of material submitted and is responsible for the direction of the creative team. While collaborating and leading the creative team to produce promotional materials, the Chief Creative Officer facilitates project direction, layout, and final approval.

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5.16 Senior Administrative Officer.    The Senior Administrative Officer coordinates across departments to ensure that all administrative functions of the Corporation are performed efficiently, including legal, insurance and risk management, contracts, and physical asset management, with an overall focus on protection of the Corporation. The Senior Administrative Officer then acts as a liaison between the executive team and various outside vendors, contractors and legal advisors to facilitate and consolidate processes and projects.

ARTICLE 6

Indemnification of Directors, Officers, Employees and Other Agents

6.1 Indemnification of Directors And Officers.    The Corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.1, a “director” or “officer” of the Corporation includes any person (a) who is or was a director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification of Others.    The Corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment Of Expenses In Advance.    Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 hereof, or for which indemnification is permitted pursuant to Section 6.2 hereof, following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount, if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 6.

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6.4 Indemnity Not Exclusive.    The indemnification provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

6.5 Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

6.6 Conflicts.    No indemnification or advance shall be made under this Article 6, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE 7

Stock Certificates

7.1 Certificates for Shares.    The shares of the Corporation may be represented by certificates or may be uncertificated. Certificates shall be signed by, or be in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

Within a reasonable time after the issuance or transfer of uncertified stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

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7.2 Signatures on Certificates.    Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.3 Transfer of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, to cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled, and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto, and the transaction shall be recorded upon the books of the Corporation.

7.4 Registered Stockholders.    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

7.5 Record Date.    In order that the Corporation may determine the stockholders of record who are entitled to receive notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60), nor less than ten (10), days prior to the date of such meeting, nor more than sixty (60) days prior to the date of any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

7.6 Lost, Stolen or Destroyed Certificates.    The Board may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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ARTICLE 8

Notices

8.1 Notice.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

8.2 Waiver.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 9

General Provisions

9.1 Dividends.    Dividends upon the capital stock of the Corporation, subject to any restrictions contained in the General Corporation Laws of Delaware or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

9.2 Dividend Reserve.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.3 Annual Statement.    The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

9.4 Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

9.5 Corporate Seal.    The Board may (but is not required to) provide a suitable seal, containing the name of the Corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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9.6 Execution of Corporate Contracts and Instruments.    The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE 10

RIGHT OF FIRST REFUSAL

10.1. Right of First Refusal.    No stockholder shall Transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a Transfer which meets the requirements set forth in Section 10 and below:

(a) If a stockholder desires to Transfer any of his or her shares of stock, then the stockholder shall first give the notice specified in Section 10(b) hereof and comply with the provisions therein.

(b) For 30 days following receipt of such notice, the corporation shall have the option to purchase all (but not less than all) of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 10, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c) The corporation may assign its rights hereunder.

(d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within 30 days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

SlideBelts Inc.

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(e) In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Section 10 hereof, within the sixty-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said Transfer.

(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in Section 10(a):

(1) A stockholder’s Transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general or limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such Transfer;

(2) A stockholder’s bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent Transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw;

(3) A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation or to any other stockholder of the corporation;

(4) A stockholder’s Transfer of any or all of such stockholder’s shares to a person who, at the time of such Transfer, is an officer or director of the corporation;

(5) A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder;

(6) A corporate stockholder’s Transfer of any or all of its shares to any or all of its stockholders; or

(7) A Transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

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In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section 10 and the transfer restrictions in Section 10, and there shall be no further Transfer of such stock except in accord with this bylaw and the transfer restrictions in Section 10.

(g) The provisions of this bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h) Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(i) The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

(j) Any certificate representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

ARTICLE 11

Amendments

In addition to the right of the stockholders of the Corporation to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, the Board of Directors shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

SlideBelts Inc.

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CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify:

1.          That I am the duly elected, acting and qualified Secretary of SlideBelts Inc., a Delaware corporation; and

2.          That the foregoing Second Amended and Restated Bylaws, comprising 18 pages (excluding this Certificate), constitute the Bylaws of such corporation as duly adopted by action of the Board of Directors pursuant to written consent dated August 01, 2018.

IN WITNESS WHEREOF, I have hereunto subscribed my name as of this 1st day of August, 2018.

Navi Singh
Secretary

SlideBelts Inc.

Certificate of Secretary